Exhibit 7.3

Execution Version

INVESTOR RIGHTS AGREEMENT

dated as of November 20, 2015

between

TUNIU CORPORATION

and

HNA TOURISM HOLDING (GROUP) CO, LTD.

Execution Version

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	3

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Board Representation	4
Section 2.02. Expenses and Indemnification	5
Section 2.03. No Inconsistent Amendments	6

ARTICLE 3

REGISTRATION RIGHTS

Section 3.01. Registration Rights	6

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Conflicting Agreements	6
Section 4.02. Depositary Arrangement	6

ARTICLE 5

MISCELLANEOUS

Schedules

Schedule 1	Registration Rights

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Execution Version

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of November 20, 2015 (the “Effective Date”), by and between Tuniu Corporation, a company incorporated under the laws of the Cayman Islands (the “Company”), and HNA Tourism Holding (Group) Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“HNA” or the “Investor”).

WITNESSETH

WHEREAS, pursuant to a subscription agreement, dated as of November 20, 2015 (the “Subscription Agreement”), between the Company and the Investor, the Investor has agreed to acquire certain Company Securities (as defined below); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after such consummation.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used in this Agreement, the following terms have the following meanings:

“ADSs” means the American depositary shares of the Company, each one of which represents three (3) Class A ordinary shares of the Company.

“Affiliate” means, with respect to any Person, (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person, and (ii) in the case of a natural person, any other Person that is directly or indirectly Controlled by such first Person or is a Relative of such first Person; provided that the Company and its Subsidiaries shall be deemed not to be Affiliates of any Investor.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, a Sunday or a public holiday on which commercial banks in New York, Hong Kong or the PRC are authorized or required by Applicable Law to close.

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“Company Securities” means (i) Ordinary Shares, (ii) securities convertible into or exchangeable for Ordinary Shares, (iii) any options, warrants or other rights to acquire Ordinary Shares and (iv) any depository receipts or similar instruments issued in respect of Ordinary Shares.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlling” and “Controlled” have correlative meanings.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

“Governmental Authority” means any international, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Memorandum and Articles” means the Memorandum and Articles of Association of the Company in effect from time to time.

“Ordinary Shares” means Class A and Class B ordinary shares of the Company, with par value being US$0.0001 per share, and any other security, including ADSs, into which such Ordinary Shares may have been, or may hereafter be, converted, changed or exchanged.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Government Entity.

“PRC” means the People’s Republic of China, but, for the purposes of this Agreement, shall not include Hong Kong, the Macau Special Administrative Region or Taiwan.

“Relative” of a natural person means any spouse, parent, child, or sibling of such person.

“Securities” means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” means at any time, any Person who is a record holder of Company Securities.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of the doubt, the Subsidiaries of a Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects control pursuant to contractual arrangement and which is consolidated with such Person in accordance with the generally acceptable accounting principles applicable to such Person.

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“U.S.” means the United States of America.

(b)	Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“Agreement”	Preamble
“Company”	Preamble
“Effective Date”	Preamble
“e-mail”	5.02
“HKIAC”	5.09
“HNA”	Preamble
“HNA Director”	2.01(a)
“Independent Director”	2.02(a)
“Investor”	Preamble
“PDF”	5.05
“Rules”	5.09
“Subscription Agreement”	Preamble

Section 1.02. Other Definitional and Interpretative Provisions.

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Clauses, Annexes, Exhibits and Schedules are to Articles, Sections, Clauses, Exhibits and Schedules of this Agreement unless otherwise specified. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to “dollars” or “$” shall refer to U.S. dollars. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Board Representation.

(a)	For as long as HNA, together with its Affiliates, beneficially owns a number of Company Securities that equals to 70% or more of the aggregate number of Company Securities it purchased under the Subscription Agreement, HNA shall be entitled to designate one (1) director to the Board of the Company (such director, or such other individual who may be designated by HNA from time to time, the “HNA Director”), and the Company shall arrange for the appointment or election of such HNA Director to the Board as soon as practicable after the Closing but in no event later than December 31, 2015, including convening a meeting of the Board or obtaining unanimous signed Board resolutions pursuant to the Memorandum and Articles and appointing such HNA Director to the Board, and in the case of an election, (i) nominating such individual to be elected as a director as provided herein, (ii) recommending to the Shareholders the election of such HNA Director to the Board in any meeting of Shareholders to elect directors, including soliciting proxies in favor of the election of the HNA Director, (iii) including such nomination and recommendation regarding such individual in the Company’s notice for any meeting of Shareholders to elect directors, and (iv) if necessary, expanding the size of the Board in order to appoint the HNA Director; provided, however, that the HNA Director candidate shall be subject to the approval of the Board, which approval shall not be unreasonably withheld.

(b)	Subject to the shareholding threshold referred to in Section 2.01(a) above, in the event of the death, disability, retirement or resignation of the HNA Director (or any other vacancy created by removal thereof by or at the direction of HNA), HNA shall have the exclusive right to designate a replacement to fill such vacancy and serve on the Board, and the Company shall promptly arrange for the appointment or election of such individual to its Board (who shall, following such appointment or election, be the HNA Director for purposes of this Agreement); provided, however, that the HNA Director candidate thus designated shall be subject to the approval of the Board, which approval shall not be unreasonably withheld.

(c)	At any meeting of the Board or any annual general or other meeting of the Shareholders that may be held from time to time at which the HNA Director is up for re-appointment or re-election to the Board, the Company shall re-appoint the HNA Director to serve on the Board and shall use best efforts to ensure that the HNA Director is re-elected by the Shareholders to serve on the Board pursuant to the terms of the Memorandum and Articles and any Applicable Law. The Company agrees that it shall not take any action, in favor of the removal of the HNA Director unless such removal shall be for Cause. Removal for “Cause” shall mean removal of a director because of such director’s (i) willful misconduct that is materially injurious, monetarily or otherwise, to the Company or any of its Subsidiaries, (ii) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or (iii) abuse of illegal drugs or other controlled substances or habitual intoxication.

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Section 2.02 Independent Director Nomination.

(a)	For as long as HNA, together with its Affiliates, beneficially owns a number of Company Securities that equals to 70% or more of the aggregate number of Company Securities it purchased under the Subscription Agreement, in addition to the HNA Director, HNA shall also be entitled to nominate one (1) director to the Board of the Company who qualifies as an “independent director” under the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market Rules (such requirements, the “Independence Requirements” and such director, or such other individual who may be nominated by HNA from time to time, the “Independent Director”), and the Company shall arrange for the appointment or election of such Independent Director to the Board as soon as practicable after the Closing but in no event later than December 31, 2015, including convening a meeting of the Board or arranging to obtain unanimous signed Board resolutions pursuant to the Memorandum and Articles regarding the appointment of such Independent Director to the Board, and in the case of an election, (i) nominating such individual to be elected as a director as provided herein, (ii) recommending to the Shareholders the election of such Independent Director to the Board in any meeting of Shareholders to elect directors, including soliciting proxies in favor of the election of the Independent Director, (iii) including such nomination and recommendation regarding such individual in the Company’s notice for any meeting of Shareholders to elect directors and (iv) if necessary, expanding the size of the Board in order to appoint the Independent Director; provided, however, that the Independent Director candidate shall be subject to the approval of the Board, taking into account whether the nominated Independent Director meets the Independence Requirements, which approval shall not be unreasonably withheld.

(b)	Subject to the shareholding threshold referred to in Section 2.02(a) above, in the event of the death, disability, retirement or resignation of the Independent Director (or any other vacancy created by removal thereof by or at the direction of HNA), HNA shall have the exclusive right to nominate a replacement to fill such vacancy and serve on the Board, and the Company shall promptly arrange for the appointment or election of such individual to its Board (who shall, following a successful appointment or election, be the Independent Director for purposes of this Agreement); provided, however, that the Independent Director candidate thus nominated shall be subject to the approval of the Board, taking into account whether the nominated Independent Director meets the Independence Requirements, which approval shall not be unreasonably withheld.

(c)	At any meeting of the Board or any annual general or other meeting of the Shareholders that may be held from time to time at which the Independent Director is up for re-appointment or re-election to the Board, the Company shall arrange for the re-appointment of the Independent Director to serve on the Board and shall use best efforts to cause the Independent Director to be re-elected by the Shareholders to serve on the Board pursuant to the terms of the Memorandum and Articles and any Applicable Law. The Company agrees that it shall not take any action in favor of the removal of the Independent Director unless such removal shall be for Cause.

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Section 2.03 Expenses and Indemnification.

Each of HNA Director and the Independent Director shall be entitled to the same rights, capacities, entitlements, compensation, if any, indemnification and insurance in connection with his or her role as a director as other members of the Board, and shall be entitled to reimbursement for all documented, out-of-pocket expenses properly incurred in connection with the performance of his or her services as a director of the Company, including without limitation out-of-pocket expenses incurred in attending meetings of the Board or any committees thereof, to the same extent as other members of the Board. The Company shall, upon the appointment of each of the HNA Director and the Independent Director, enter into an indemnification agreement in the same form as applicable to other members of the Board with such director. In addition, each of the HNA Director and the Independent Director shall be entitled to coverage under the Company’s directors’ and officers’ liability insurance effective upon his or her appointment to the Board, with the same coverage as, and containing terms and conditions no less favorable than, those available to the other members of the Board. Each of the HNA Director and the Independent Director shall also execute and deliver, if requested by the Company, a director agreement and any other standard agreements required to be signed by directors of the Company, in each case, substantially in the same form as applicable to other members of the Board.

Section 2.04. No Inconsistent Amendments.

For so long as HNA has the right to designate a HNA Director and nominate an Independent Director and except as otherwise required by Applicable Law, the Company shall not amend its Memorandum and Articles in any manner, enter into or amend any agreement, or take any similar action that would adversely affect HNA’s rights under this Article 2 or the Company’s ability to comply with its obligations under this Article 2.

ARTICLE 3

REGISTRATION RIGHTS

Section 3.01. Registration Rights.

The Investor shall have the rights, and the Company shall have the obligations, set forth in Schedule 1 hereto. The provisions set forth in Schedule 1 hereto are hereby incorporated by reference and shall be deemed part of this Agreement.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Conflicting Agreements.

The Company agrees that it shall not enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities for the purpose or with the effect of denying or reducing the rights of the Investor under this Agreement without the Investor’s prior written consent.

Section 4.02. Depositary Arrangement.

The Company shall use its commercially reasonable efforts to facilitate and consent to the deposit of any or all of the Ordinary Shares held by the Investor (as may be requested by the Investor from time to time) with the depositary for the issuance of ADSs in accordance

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with the Deposit Agreement among the Company, JPMorgan Chase Bank, N.A. as depositary and all holders and beneficial owners of American depositary shares issued thereunder (as may be amended or replaced from time to time); provided that the Investor shall be solely responsible for any fees incurred in relation to such deposit and issuance except as otherwise agreed to by the parties hereto.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Binding Effect; Assignability; Benefit.

(a)	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)	Except as provided in Section 13 of Schedule 1, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party hereto; provided that except as otherwise specified herein, the Investor may assign any right, remedy, obligation or liability arising under this Agreement or by reason hereof to any of its Affiliates that executes and delivers to each party hereto a joinder agreement pursuant to which such Affiliate shall become a party to this Agreement.

(c)	Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.02. Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company, to:

Tuniu Corporation

Tuniu Building, No. 699-32

Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210042

People’s Republic of China

Attn: Chief Financial Officer

if to the Investor, to:

HNA Tourism Holding (Group) Co., Ltd.

9/F, Tower B, Hainan Aviation Building,

B-2, East 3rd Ring Road North Road,

Chaoyang District, Beijing, China

Tel: 010-60195365

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or such other address or facsimile number as the parties may hereafter specify by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.03. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.04. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 5.05. Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 5.06. Descriptive Headings.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 5.07. Amendment; Termination.

(a)	The provisions of this Agreement may be amended or modified only upon the prior written consent of all parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b)	This Agreement shall terminate and be of no further force and effect upon the Investor and its Affiliates ceasing to own less than 1% of the total number of then-outstanding Company Securities; provided that the provisions of this Article shall survive any termination of this Agreement.

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Section 5.08. Governing Law.

This Agreement, the rights and obligations of the parties hereto, and all claims or disputes relating hereto, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law rules thereunder.

Section 5.09. Arbitration.

Any dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, any question regarding the breach, termination or invalidity thereof shall be finally resolved by arbitration in Hong Kong in accordance with the administered rules (the “Rules”) of the Hong Kong International Arbitration Centre (the “HKIAC”) in force at the time of commencement of the arbitration, which Rules are deemed to be incorporated by reference into this Section. The number of arbitrators shall be three (3) and shall be selected in accordance with the provisions of the Subscription Agreement. All selections shall be made within thirty (30) days after the selecting party gives or receives, as the case may be, the demand for arbitration. The seat of the arbitration shall be in Hong Kong and the language to be used shall be English. Any arbitration award shall be (i) in writing and shall contain the reasons for the decision, (ii) final and binding on the parties hereto, and (iii) enforceable in any court of competent jurisdiction, and the parties hereto agree to be bound thereby and to act accordingly.

Section 5.10. Further Assurances.

From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TUNIU CORPORATION

By:	/s/ Conor Yang
Name: Conor Chia-hung Yang
Title: Chief Financial Officer

[Signature Page to Investor Rights Agreement]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HNA Tourism Holding (Group) Co., Ltd.

By:	/s/ Tie Li
Name: Tie Li
Title: Vice Chairman & CEO

[Signature Page to Investor Rights Agreement]

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SCHEDULE 1

Registration Rights

1. Definitions. For the purpose of this Schedule 1:

(a) The term “Existing Holder” has the same meaning as the term “Holder” in the Existing Investors’ Rights Agreement;

(b) The term “Existing Holders’ Registrable Securities” has the meaning ascribed to the term “Registrable Securities” under the Existing Investors’ Rights Agreement;

(c) The term “Existing Investors’ Rights Agreement” means the Third Amended and Restated Investors’ Rights Agreement dated as of August 28, 2013 by and among the Company and other parties named therein;

(d) The terms “Form S-3” and “Form F-3” mean such respective forms under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(e) The term “Holder” means the Investor, any of its Affiliates or any assignee thereof in accordance with Section 13 of this Schedule 1;

(f) The term “Hony Holder” means Unicorn Riches Limited, any of its Affiliates or any assignee thereof in accordance with the terms of the Hony Registration Rights Agreement;

(g) The term “Hony Holders’ Registrable Securities” has the meaning ascribed to the term “Registrable Securities” under the Hony Registration Rights Agreement;

(h) The term “Hony Registration Rights Agreement” means the Registration Rights Agreement dated as of May 22, 2015 by and among the Company and Unicorn Riches Limited;

(i) The term “JD Holder” means Fabulous Jade Global Limited, any of its Affiliates or any assignee thereof in accordance with the terms of Schedule 1 of the JD Investor Rights Agreement;

(j) The term “JD Holders’ Registrable Securities” has the meaning ascribed to the term “Registrable Securities” under Schedule 1 of the JD Investor Rights Agreement;

(k) The term “JD Investor Rights Agreement” means the Investor Rights Agreement dated as of May 22, 2015 by and among the Company and Fabulous Jade Global Limited;

(l) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(m) The term “Registrable Securities” means (i) all of the Ordinary Shares owned by the Investor and its Affiliates (including any Ordinary Shares hereafter acquired by the Investor or its Affiliates, other than shares for which registration rights have terminated pursuant to Section 15 of this Schedule 1, and (ii) any other Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Schedule 1 are not assigned. Notwithstanding the foregoing, Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in this Schedule 1 in accordance with Section 15 below;

(n) The number of shares of “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities;

(o) The term “SEC” means the United States Securities and Exchange Commission.

(p) Terms not otherwise defined under this Schedule 1 have the meanings given under the main text of the Agreement.

2. Request for Registration.

(a) If the Company shall receive at any time a written request from the Holders (the “Initiating Holders”) of at least thirty percent (30%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act with an anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) of at least $7,500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such requests to all Holders, Hony Holders, JD Holders and Existing Holders and shall, subject to the limitations of subsection 2(b), use its best efforts to file as soon as practicable, and in any event within ninety (90) days of the receipt of such requests, a registration statement under the Securities Act covering all Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities which the Initiating Holders (together with the other Holders, Hony Holders, JD Holders and Existing Holders who so request) request to be registered within twenty (20) days of the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder, Hony Holder, JD Holder and Existing Holder to include its Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities or Existing Holders’ Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder) to the extent provided herein. All Holders, Hony Holders, JD Holders and Existing Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting reasonably acceptable to the Holders, Hony Holders, JD Holders and Existing Holders of at least a majority of the voting power of all Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities proposed to be included in such registration. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities or Existing Holders’ Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of such Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities or Existing Holders’ Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders, Hony Holders, JD Holders and Existing Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities of the Company owned by each participating Holder, Hony Holder, JD Holder and Existing Holder; provided, however, that the number of shares of Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; provided further that any Initiating Holder shall have the right to withdraw its request for registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the registration statement, and such withdrawal request for registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 2. If any Holder, Hony Holder, JD Holder or Existing Holder disapproves the terms of any underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities or Existing Holders’ Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder, Hony Holder, JD Holder or Existing Holder to the nearest one hundred (100) shares.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period; provided further that during such one hundred twenty (120) day period, the Company shall not file any registration statement pertaining to a public offering of any securities of the Company.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

(i) After the Company has effected three (3) registrations pursuant to this Section 2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 3 of this Schedule 1; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Holders are entitled to join such registration in accordance with Section 3 of this Schedule 1;

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 4 below; or

(iv) If such registration may be declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 of the Existing Investors’ Rights Agreement, Section 2.1 of the Hony Registration Rights Agreement or Section 2.(a) of Schedule 1 to the JD Investor Rights Agreement (each an “Existing Registration”), pursuant to the demand registration rights of the Existing Holders, the Hony Holders or the JD Holders under these respective agreements, provided that the Existing Registration had provided the Holders with an opportunity to participate pursuant to the provisions of Section 2 or 3 hereof.

3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders, such as the Hony Holders, the JD Holders or the Existing Holders) any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase or similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each

Holder, Hony Holder, JD Holder and Existing Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with the Agreement, the Company shall, subject to the provisions of Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, in addition to any registrable securities that the other holders of the registration rights contemplated by the Existing Investors’ Rights Agreement, the Hony Registration Rights Agreement and the JD Investor Rights Agreement. Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. If a Holder decides not to include all or any of its Registrable Securities in such registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

The Company may, in its sole discretion, defer, terminate or withdraw any registration initiated under this Section 3 whether or not the Holders have elected to include any Registrable Securities in such registration. Notwithstanding anything contained herein, in the event that the SEC or applicable federal securities laws and regulations prohibit the Company from including all of the Registrable Securities requested by the Holders to be registered in a registration statement pursuant to this Section 3, then the Company shall be obligated to include in such registration statement only such portion of the Registrable Securities as is permitted by the SEC or such federal securities laws and regulations.

4. Form S-3 or F-3 Registration. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. In case the Company shall receive from any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities then outstanding (or the other holders of the registration rights contemplated by the Existing Investors’ Rights Agreement, the Hony Registration Rights Agreement or the JD Investor Rights Agreement) a written request or requests that the Company effect a registration on Form S-3 or Form F-3 or any comparable or successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (or the registrable securities owned by the other holders of the registration rights contemplated under the Existing Investors’ Rights Agreement, the Hony Registration Rights Agreement or the JD Investor Rights Agreement), the Company shall:

(a) Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) Use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company, as well as any other securities of the Company entitled to inclusion in such registration; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4: (i) if Form S-3 or Form F-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (after the deduction of any underwriters’ discounts or commissions) of less than US$2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; provided further that during such one hundred twenty (120) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company; (iv) if, within the 12-month period preceding the date of such request, the Company has already effected two (2) registrations on Form S-3 or Form F-3 for the Holders pursuant to this Section 4; or (v) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 3; provided that the Holders are entitled to join such registration in accordance with Section 3 of this Schedule 1.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2 or 3, respectively. Subject to Section 4(b), there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

5. Obligations of the Company. Whenever required under this Schedule 1 to effect the registration of any Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders (including Holders, Hony Holders, JD Holders and Existing Holders) of a majority of the Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the distribution described in such registration statement is completed, if earlier. In the case of any registration of Registrable Securities on Form S-3 or Form F-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section

10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Schedule 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Schedule 1, if such securities are being sold through underwriters, a copy of each of (i) the opinion of the counsel representing the Company delivered to the underwriters, and (ii) the “comfort” letter from the independent certified public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters delivered to the underwriters, but only in such instances where (i) and (ii) are actually delivered to the underwriters.

(j) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 4, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement.

(k) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 4 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(l) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Schedule 1 after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(m) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2 or Section 4 of this Schedule 1 if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2(a) or subsection 4(b), whichever is applicable.

7. Expenses of Registration.

(a) Demand Registration. All expenses (other than underwriting discounts and commissions and ADS issuance and stock transfer taxes and fees) incurred in connection with registrations, filings or qualifications pursuant to Section 2 for each Holder (which right may be assigned as provided in Section 13), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby registered in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2 (and for the avoidance of doubt, such agreement shall bind all Holders of the Registrable Securities); provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 2.

(b) Company Registration. All expenses (other than underwriting discounts and commissions and ADS issuance and stock transfer taxes and fees) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3 or Form F-3. All expenses (other than underwriting discounts and commissions and ADS issuance and stock transfer taxes and fees) incurred in connection with registrations, filings or qualifications pursuant to Section 4 for each Holder, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

8. Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s capital shares, the Company shall not be required under Section 3 to include any of the Holders’, Hony Holders’, JD Holders’ or Existing Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters of internationally recognized standing selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holder’s Registrable Securities, proposed to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities and Existing Holders’ Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), but in no event shall (i) the amount of securities of the selling Existing Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, (ii) any securities held by any other shareholder, including the Holder, Hony Holders and JD Holders, be included if any securities held by any selling Existing Holder are excluded, (iii) any securities held by any other shareholder, including the Holder, be included if any securities held by any selling Hony Holder or JD Holder or Existing Holders are excluded or (iv) any securities held by any shareholders other than the selling Existing Holders, Hony Holders, JD Holders and Holders be included if any securities held by any selling Existing Holder, Hony Holder, JD Holder or Holder are excluded. For the avoidance of doubt, the rights of Holders to be included in such an offering shall be subordinated to those of Hony Holders and JD Holders, whose rights in turn shall be subordinated to those of Existing Holders. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is an Existing Holder, Hony Holder, JD Holder or Holder and which is a venture capital fund, partnership or corporation, the partners, retired partners, the affiliated venture capital funds and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities, Hony Holders’ Registrable Securities, JD Holders’ Registrable Securities or Existing Holders’ Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the registration.

9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule 1.

10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Schedule 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as such term is defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling Person for any such loss, claim, damage, liability, or action to the extent that it arises solely out of or is based solely upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person.

(b) To the extent permitted by law, each selling Holder that has included Registrable Securities in a registration will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 10(b) plus any amount under subsection 10(d) exceed the net proceeds from the offering out of which such Violation arises received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

(d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 10(d) plus any amount under subsection 10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Schedule 1, and otherwise.

11. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 or Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

12. Removal of Legends and Stop Transfer Instructions. If any Registrable Securities are certificated and bear any restrictive legend, or are held in non-certificated book-entry form and are subject to any stop transfer or similar instruction or restriction, the Company shall upon the request of the holder of such Registrable Securities, as applicable and as soon as practicable, cause such legends to be removed and new certificates without any restrictive legends to be issued or cause such stop transfer or similar instructions or restrictions to be promptly terminated and removed if (a) such Registrable Securities are registered for resale under the Securities Act pursuant to this Schedule 1 or (b) the Holder of such Registrable Securities provides the Company with assurances that are reasonably satisfactory in form and content to the Company and its depositary, as determined at the sole reasonable discretion of the Company and the Company’s depositary, that such Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 or otherwise without registration under the applicable requirements of the Securities Act, including but not limited to, if requested by the

Company or its depositary, an opinion of outside legal counsel, reasonably acceptable to the Company or its depositary in its sole discretion, to such effect. Following the effective date of any Registration Statement pursuant to which Registrable Securities are registered for resale, the Company shall, as applicable, as soon as reasonably practicable deliver or cause to be delivered to the Holder of such Registrable Securities certificates representing such Registrable Securities that are free from all restrictive legends, and cause all stop transfer or similar instructions or restrictions relating to such Registrable Securities to be terminated and removed.

13. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Schedule 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 100,000 shares of such securities (as adjusted for share splits, share combinations, share dividends and the like) (or if the transferring Holder owns less than 100,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, Affiliate, parent, partner, limited partner, retired partner, member, retired member and/or shareholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, cousin, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Schedule 1.

14. Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Schedule 1, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his, her, or its securities will not reduce the amount of the Registrable Securities of the Holders which are included, or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.

15. Termination of Registration Rights.

(a)	No Holder shall be entitled to exercise any right provided for in this Schedule 1 after the earlier of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all (but not just some) of such Holder’s Registrable Securities during a 3-month period without registration on such sale or (ii) upon termination of the Agreement, as provided in Section 5.07 of the Agreement.

(b)	The registration rights of any of the Existing Holder, Hony Holder and JD Holder as referred to in this Schedule 1 shall be deemed to automatically terminate as soon as such rights are terminated pursuant to the respective terms of the Existing Investors’ Rights Agreement, Hony Registration Rights Agreement and JD Investor Rights Agreement.

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